Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
Registration Statement Under the Securities Act of 1933
(Form Type)
Privia Health Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate(3)	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share(1)	Rule 456(b) and 457(r)
	Equity	Preferred Stock, $0.01 par value per share(1)	Rule 456(b) and 457(r)
	Equity	Depositary Shares(1)	Rule 456(b) and 457(r)
	Debt	Debt Securities(1)(4)	Rule 456(b) and 457(r)
	Other	Warrants(1)(5)	Rule 456(b) and 457(r)
	Other	Purchase Contracts(1)	Rule 456(b) and 457(r)
	Other	Units(1)	Rule 456(b) and 457(r)
Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities		N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

Total Offering Amounts						N/A		N/A
Total Fees Previously Paid								N/A
Total Fee Offsets								N/A
Net Fee Due								N/A
(1)An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees.
(4)Including such principal amount of debt securities as may, from time to time, be issued at indeterminate prices.
(5)The warrants covered by this registration statement may be warrants for debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights.